Exhibit 99.2

Astra CEO to Participate in BofA Securities STAARS Summit Conference

ALAMEDA, California – March 15, 2022 – Astra Space, Inc. (“Astra”) (Nasdaq: ASTR), today announced that Chris Kemp, Founder, Chairman and CEO, will participate in a fireside chat at BofA Securities’ STAARS Summit Conference on Sunday, March 20, 2022.

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Fireside chat hosted by BofA Securities Analyst Ron Epstein on Sunday, March 20, 2022 at 8:30 p.m. (ET) / 5:30 p.m. (PT).

A live webcast, as well as a replay, will be available on the Company’s investor relations website at

https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch service of any operational launch provider in the world. Astra delivered its first commercial payload into Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Investor Contact:

Dane Lewis

investors@astra.com

Media Contact:

Kati Dahm

kati@astra.com